Exhibit 99.1

News Release

Source: Unitrin, Inc.

Unitrin, Inc. Reports First Quarter Earnings of $54.1 million

CHICAGO – (Business Wire)—May 3, 2011 – Unitrin, Inc. (NYSE: UTR – News) reported today net income of $54.1 million ($0.89 per unrestricted share) for the first quarter of 2011, compared to $48.2 million ($0.77 per unrestricted share) for the first quarter of 2010.

Income from continuing operations was $55.8 million ($0.92 per unrestricted share) for the first quarter of 2011, compared to $47.7 million ($0.76 per unrestricted share) for the first quarter of 2010.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts)	March 31, 2011	March 31, 2010
Income from Continuing Operations	$55.8	$47.7
Income (Loss) from Discontinued Operations	(1.7)	0.5

Net Income	$54.1	$48.2

Basic Net Income (Loss) Per Unrestricted Share:
Continuing Operations	$0.92	$0.76
Discontinued Operations	(0.03)	0.01

Total	$0.89	$0.77

Don Southwell, Unitrin’s Chairman, President and Chief Executive Officer, commented, “Unitrin demonstrated solid, overall earnings during the first quarter. We’re pleased to see Fireside Bank and the Life and Health businesses both grew earnings significantly over the prior year. The favorable performance more than offset the impact of lower, favorable development in the P&C units, as well as, an uptick in large-loss fire claims relative to last year.”

“On the capital management front, we remain focused on building balance sheet flexibility and increasing shareholder returns. During the first quarter, we put in motion a refined plan to accelerate the wind down of Fireside Bank. We now estimate that at least $265 million of capital will become available for re-deployment to attractive, long-term opportunities,” said Mr. Southwell.

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Highlights

•

Unitrin further diversified its investments with the sale of one million shares of Intermec during the quarter. As of March 31, 2011 its remaining investment totaled $107 million, or just 2 percent of the total investment portfolio.

•	As part of its $300 million stock repurchase program, Unitrin repurchased approximately 735,000 shares at a cost of $22 million.

•	Book value per share at March 31, 2011 was $35.01; an increase of 11 percent compared to March 31, 2010.

•	In April of 2011, Fireside Bank redeemed all outstanding deposits as part of its accelerated plan to relinquish its banking charter by the end of 2011, a full year sooner than previously planned.

Segment Results

Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, and (ii) prior-year reserve development includes both catastrophe and non-catastrophe losses.

	Three Months Ended
(Dollars in Millions)	March 31, 2011	March 31, 2010
Segment Net Income (Loss):
Kemper	$11.3	$14.6
Unitrin Specialty	4.2	5.8
Unitrin Direct	(3.8)	0.1
Life and Health Insurance	32.7	26.4
Fireside Bank	8.0	3.0

Total Segment Net Income	52.4	49.9
Unallocated Net Income (Loss)	3.4	(2.2)

Income from Continuing Operations	$55.8	$47.7

Unallocated Net Income (Loss) consists of realized gains (losses) on sales of investments, net impairment losses recognized in earnings, other expenses, dividend income and equity in net income of investee. A more detailed reconciliation of Total Segment Net Income to Income from Continuing Operations is provided at the end of this press release.

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Kemper reported net income of $11.3 million for the first quarter of 2011, compared to $14.6 million in 2010. The primary driver of the decline in earnings was $4.4 million of lower favorable reserve development as compared to the first quarter of last year. The current quarter benefitted from lower catastrophe losses and lower claim frequency in the personal auto line. Partially offsetting these favorable items were higher large-loss fire claims and higher non-catastrophe weather losses when compared to the first quarter of 2010.

Unitrin Specialty reported net income of $4.2 million for the first quarter of 2011, compared to $5.8 million in 2010. The current period included higher claim frequency in its personal lines, compared to the first quarter of 2010, which was notably low. This impact was partially offset by favorable reserve development in the current quarter.

Unitrin Direct reported a net loss of $3.8 million for the first quarter of 2011. The current quarter included $2.5 million of lower favorable reserve development, compared to the prior year. The first quarter of 2011 included an increase in the claim frequency for the auto liability lines, resulting in an unfavorable impact of approximately $2.5 million.

Life and Health reported net income of $32.7 million for the first quarter of 2011, an increase of $6.3 million, compared to the same period in 2010, primarily due to lower life and accident and health (A&H) losses. A&H results improved due to both lower frequency and severity of claims. The current quarter also benefitted from the correction of a coding error related to a small block of policies having extended term benefits.

Fireside Bank reported net income of $8.0 million for the first quarter of 2011, compared to $3.0 million for 2010. Fireside’s earnings were driven by favorable performance in its seasoned loan portfolio, strong recoveries and a favorable reduction in estimated future loan losses. Recoveries during the quarter were $12 million pre-tax on a portfolio of previously charged-off loans with an aggregate balance of approximately $475 million. Also included in the results for the current quarter was approximately $3 million of interest and incentives paid to close certain deposit accounts early, offset by lower expenses.

In April, Fireside Bank redeemed and closed all of its remaining deposit accounts and began the process of relinquishing its bank charter with the FDIC. (See the “Fireside Bank Key Metrics” table at the end of this release for information related to Fireside Bank’s run-off plan.)

Total Revenues were $657 million for the first quarter of 2011, compared to $695 million in 2010. Earned premiums declined 6 percent from specific product actions taken to target customers with more favorable risk characteristics and the impact of ongoing soft market conditions. These impacts were partially offset by higher premium rates. The decline in Fireside’s revenues was in line with its run-off plan. Net Realized Investment Gains increased as the Company further diversified its investments with the sale of one million shares of Intermec during the quarter and sold its remaining holdings of Northrop.

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Condensed consolidated statements of income for the three months ended March 31, 2011 and 2010 are presented below:

	Three Months Ended
(Dollars in millions, except per share amounts)	March 31, 2011	March 31, 2010
Revenues:
Earned Premiums	$546.0	$581.5
Automobile Finance Revenues	15.5	30.6
Net Investment Income	81.6	80.8
Other Income	0.2	0.3
Net Realized Gains on Sales of Investments	14.5	4.5
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(0.4)	(6.2)
Portion of Losses Recognized in Other Comprehensive Income	—	3.0

Net Impairment Losses Recognized in Earnings	(0.4)	(3.2)

Total Revenues	657.4	694.5

Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	392.3	417.1
Insurance Expenses	161.9	168.5
Automobile Finance Expenses (Recoveries)	(2.9)	18.4
Interest Expense on Certificates of Deposits	7.1	7.9
Interest and Other Expenses	19.7	16.4

Total Expenses	578.1	628.3

Income from Continuing Operations before Income Taxes and Equity in Net Income of Investee	79.3	66.2
Income Tax Expense	(23.5)	(19.2)

Income from Continuing Operations before Equity in Net Income of Investee	55.8	47.0
Equity in Net Income of Investee	—	0.7

Income from Continuing Operations	55.8	47.7

Discontinued Operations:
Income (Loss) from Discontinued Operations before Income Taxes	(2.6)	0.8
Income Tax Benefit (Expense)	0.9	(0.3)

Income (Loss) from Discontinued Operations	(1.7)	0.5

Net Income	$54.1	$48.2

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.92	$0.76

Diluted	$0.92	$0.76

Net Income Per Unrestricted Share:
Basic	$0.89	$0.77

Diluted	$0.89	$0.77

Dividends Paid to Shareholders Per Share	$0.24	$0.22

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Business segment revenues for the three months ended March 31, 2011 and 2010 are presented below:

	Three Months Ended
(Dollars in Millions)	March 31, 2011	March 31, 2010
Revenues:
Kemper:
Earned Premiums	$211.9	$222.4
Net Investment Income	14.1	12.4
Other Income	0.1	0.1

Total Kemper	226.1	234.9

Unitrin Specialty:
Earned Premiums	112.4	122.4
Net Investment Income	6.3	6.1
Other Income	0.1	0.2

Total Unitrin Specialty	118.8	128.7

Unitrin Direct:
Earned Premiums	59.9	76.0
Net Investment Income	5.4	5.3

Total Unitrin Direct	65.3	81.3

Life and Health Insurance:
Earned Premiums	161.8	160.7
Net Investment Income	53.0	53.3

Total Life and Health Insurance	214.8	214.0

Fireside Bank:
Interest, Loan Fees and Earned Discounts	15.4	30.2
Other Automobile Finance Revenues	0.1	0.4

Automobile Finance Revenues	15.5	30.6
Net Investment Income	0.4	0.5

Total Fireside Bank	15.9	31.1

Total Segment Revenues	640.9	690.0
Net Realized Gains on Sales of Investments	14.5	4.5
Net Impairment Losses Recognized in Earnings	(0.4)	(3.2)
Other	2.4	3.2

Total Revenues	$657.4	$694.5

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Unitrin, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in Millions)

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets:
Investments:
Fixed Maturities at Fair Value	$4,491.9	$4,475.3
Equity Securities at Fair Value	511.7	550.4
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	326.0	328.0
Short-term Investments at Cost which Approximates Fair Value	415.8	402.9
Other Investments	496.0	494.2

Total Investments	6,241.4	6,250.8

Cash	77.5	117.2
Automobile Loan Receivables at Cost and Net of Reserve for Loan Losses	278.1	337.6
Other Receivables	619.9	606.7
Deferred Policy Acquisition Costs	530.2	525.2
Goodwill	311.8	311.8
Current and Deferred Income Tax Assets	1.9	39.6
Other Assets	169.2	169.6

Total Assets	$8,230.0	$8,358.5

Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,073.6	$3,063.7
Property and Casualty	1,095.8	1,118.7

Total Insurance Reserves	4,169.4	4,182.4

Certificates of Deposits at Cost	172.7	321.4
Unearned Premiums	680.4	678.6
Liabilities for Income Taxes	8.6	15.1
Notes Payable at Amortized Cost	610.0	609.8
Accrued Expenses and Other Liabilities	472.4	437.8

Total Liabilities	6,113.5	6,245.1

Shareholders’ Equity:
Common Stock	6.0	6.1
Paid-in Capital	743.3	751.1
Retained Earnings	1,225.6	1,198.8
Accumulated Other Comprehensive Income	141.6	157.4

Total Shareholders’ Equity	2,116.5	2,113.4

Total Liabilities and Shareholders’ Equity	$8,230.0	$8,358.5

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Selected financial information for the Kemper segment follows:

	Three Months Ended
(Dollars in Millions)	March 31, 2011	March 31, 2010
Results of Operations
Net Premiums Written	$199.6	$207.3

Earned Premiums:
Automobile	$126.9	$137.4
Homeowners	71.9	72.1
Other Personal	13.1	12.9

Total Earned Premiums	211.9	222.4
Net Investment Income	14.1	12.4
Other Income	0.1	0.1

Total Revenues	226.1	234.9

Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	145.5	147.0
Catastrophe Losses and LAE	9.0	15.6
Prior Years:
Non-catastrophe Losses and LAE	(1.1)	(6.6)
Catastrophe Losses and LAE	(0.3)	(1.6)

Total Incurred Losses and LAE	153.1	154.4
Insurance Expenses	58.8	61.2

Operating Profit	14.2	19.3
Income Tax Expense	(2.9)	(4.7)

Net Income	$11.3	$14.6

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	68.7%	66.1%
Current Year Catastrophe Losses and LAE Ratio	4.2%	7.0%
Prior Years Non-catastrophe Losses and LAE Ratio	-0.5%	-3.0%
Prior Years Catastrophe Losses and LAE Ratio	-0.1%	-0.7%

Total Incurred Loss and LAE Ratio	72.3%	69.4%
Incurred Expense Ratio	27.7%	27.5%

Combined Ratio	100.0%	96.9%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	68.7%	66.1%
Incurred Expense Ratio	27.7%	27.5%

Underlying Combined Ratio	96.4%	93.6%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	96.4%	93.6%
Current Year Catastrophe Losses and LAE Ratio	4.2%	7.0%
Prior Years Non-catastrophe Losses and LAE Ratio	-0.5%	-3.0%
Prior Years Catastrophe Losses and LAE Ratio	-0.1%	-0.7%

Combined Ratio as Reported	100.0%	96.9%

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Selected financial information for the Unitrin Specialty segment follows:

	Three Months Ended
(Dollars in Millions)	March 31, 2011	March 31, 2010
Results of Operations
Net Premiums Written	$123.1	$126.6

Earned Premiums:
Personal Automobile	$102.6	$110.9
Commercial Automobile	9.8	11.5

Total Earned Premiums	112.4	122.4
Net Investment Income	6.3	6.1
Other Income	0.1	0.2

Total Revenues	118.8	128.7

Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	92.8	95.8
Catastrophe Losses and LAE	0.1	0.1
Prior Years:
Non-catastrophe Losses and LAE	(1.9)	1.3
Catastrophe Losses and LAE	0.1	0.1

Total Incurred Losses and LAE	91.1	97.3
Insurance Expenses	22.6	23.9

Operating Profit	5.1	7.5
Income Tax Expense	(0.9)	(1.7)

Net Income	$4.2	$5.8

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	82.5%	78.2%
Current Year Catastrophe Losses and LAE Ratio	0.1%	0.1%
Prior Years Non-catastrophe Losses and LAE Ratio	-1.7%	1.1%
Prior Years Catastrophe Losses and LAE Ratio	0.1%	0.1%

Total Incurred Loss and LAE Ratio	81.0%	79.5%
Incurred Expense Ratio	20.1%	19.5%

Combined Ratio	101.1%	99.0%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	82.5%	78.2%
Incurred Expense Ratio	20.1%	19.5%

Underlying Combined Ratio	102.6%	97.7%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	102.6%	97.7%
Current Year Catastrophe Losses and LAE Ratio	0.1%	0.1%
Prior Years Non-catastrophe Losses and LAE Ratio	-1.7%	1.1%
Prior Years Catastrophe Losses and LAE Ratio	0.1%	0.1%

Combined Ratio as Reported	101.1%	99.0%

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Selected financial information for the Unitrin Direct segment follows:

	Three Months Ended
(Dollars in Millions)	March 31, 2011	March 31, 2010
Results of Operations
Net Premiums Written	$60.9	$74.8

Earned Premiums:
Automobile	$57.6	$73.9
Homeowners	2.2	2.0
Other Personal	0.1	0.1

Total Earned Premiums	59.9	76.0
Net Investment Income	5.4	5.3

Total Revenues	65.3	81.3

Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	52.3	62.0
Catastrophe Losses and LAE	0.1	0.2
Prior Years:
Non-catastrophe Losses and LAE	(0.1)	(3.8)
Catastrophe Losses and LAE	0.3	0.2

Total Incurred Losses and LAE	52.6	58.6
Insurance Expenses	20.1	23.8

Operating Loss	(7.4)	(1.1)
Income Tax Benefit	3.6	1.2

Net Income (Loss)	$(3.8)	$0.1

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	87.3%	81.5%
Current Year Catastrophe Losses and LAE Ratio	0.2%	0.3%
Prior Years Non-catastrophe Losses and LAE Ratio	-0.2%	-5.0%
Prior Years Catastrophe Losses and LAE Ratio	0.5%	0.3%

Total Incurred Loss and LAE Ratio	87.8%	77.1%
Incurred Expense Ratio	33.6%	31.3%

Combined Ratio	121.4%	108.4%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	87.3%	81.5%
Incurred Expense Ratio	33.6%	31.3%

Underlying Combined Ratio	120.9%	112.8%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	120.9%	112.8%
Current Year Catastrophe Losses and LAE Ratio	0.2%	0.3%
Prior Years Non-catastrophe Losses and LAE Ratio	-0.2%	-5.0%
Prior Years Catastrophe Losses and LAE Ratio	0.5%	0.3%

Combined Ratio as Reported	121.4%	108.4%

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Selected financial information for the Life and Health Insurance segment follows:

Results of Operations

	Three Months Ended
(Dollars in Millions)	March 31, 2011	March 31, 2010
Earned Premiums:
Life	$99.4	$99.5
Accident and Health	41.2	39.9
Property	21.2	21.3

Total Earned Premiums	161.8	160.7
Net Investment Income	53.0	53.3

Total Revenues	214.8	214.0

Policyholders’ Benefits and Incurred Losses and LAE	95.5	106.8
Insurance Expenses	68.5	66.7

Operating Profit	50.8	40.5
Income Tax Expense	(18.1)	(14.1)

Net Income	$32.7	$26.4

Selected financial information for the Fireside Bank segment follows:

Results of Operations

	Three Months Ended
(Dollars in Millions)	March 31, 2011	March 31, 2010
Interest, Loan Fees and Earned Discounts	$15.4	$30.2
Other Automobile Finance Revenues	0.1	0.4

Total Automobile Finance Revenues	15.5	30.6
Net Investment Income	0.4	0.5

Total Revenues	15.9	31.1

Provision (Recovery) for Loan Losses	(13.8)	2.9
Interest Expense on Certificates of Deposits	7.1	7.9
Incentives to Close Deposit Accounts Early	0.6	0.3
General and Administrative Expenses	10.3	15.2

Operating Profit	11.7	4.8
Income Tax Expense	(3.7)	(1.8)

Net Income	$8.0	$3.0

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Fireside Bank Key Metrics

(Dollars in Millions)	March 31, 2011	Dec. 31, 2010	At Plan Inception*
Net Automobile Loan Receivables Outstanding	$310.2	$381.3	$1,125.2
Loans 30 or more days delinquent:
Dollars	$8.8	$19.3	$103.4
As a percentage of Reserve for Loan Losses	27.4%	44.2%	91.0%
Reserve for Loan Losses:
Dollars	$32.1	$43.7	$113.6
As a percentage of Net Automobile Receivables Outstanding	10.3%	11.5%	10.1%
Cash and U.S. Treasury and Agency Investments	$150.3	$224.8	$204.7
Certificates of Deposits:
Maturing in One Year or Less	$113.3	$180.6	$425.3
Maturing in More than One Year	59.4	140.8	629.1

Total	$172.7	$321.4	$1,054.4

Cash and U.S. Treasury and Agency Investments as a percentage of Certificates of Deposits	87.0%	69.9%	19.4%
Total Capital	$257.7	$249.4	$229.6
Tier 1 Capital	$241.8	$228.9	$207.2
Tier 1 Capital to Total Average Assets	45.7%	37.3%	15.6%
Tier 1 Capital to Net Automobile Loan
Receivables Outstanding	77.9%	60.0%	18.4%

*	The run-off plan began near the end of the first quarter of 2009.

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Use of Non-GAAP Measures

Underlying Combined Ratio is a non-GAAP measure, which is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Incurred Expense Ratio. The most directly comparable GAAP financial measure is the combined ratio, which uses total incurred losses and LAE, including the impact of catastrophe losses, and loss and LAE reserve development. We believe the Underlying Combined Ratio is useful to investors and is used by management to reveal the trends in our Property and Casualty businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause our loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of our insurance products in the current period. We believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. The Underlying Combined Ratio should not be considered a substitute for the Combined Ratio and does not reflect the overall underwriting profitability of our business.

A reconciliation of Total Segment Net Income to Income from Continuing Operations is as follows:

	Three Months Ended
(Dollars in Millions)	March 31, 2011	March 31, 2010
Segment Net Income (Loss):
Kemper	$11.3	$14.6
Unitrin Specialty	4.2	5.8
Unitrin Direct	(3.8)	0.1
Life and Health Insurance	32.7	26.4
Fireside Bank	8.0	3.0

Total Segment Net Income	$52.4	$49.9
Unallocated Net Income (Loss) From:
Net Realized Gains on Sales of Investments	9.4	2.9
Net Impairment Losses Recognized in Earnings	(0.3)	(2.1)
Other Expense, Net	(5.7)	(3.7)

Income from Continuing Operations before Equity in Net Income of Investee	55.8	47.0
Equity in Net Income of Investee	—	0.7

Income from Continuing Operations	$55.8	$47.7

*         *         *         *         *

Cautionary Note Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give expectations or forecasts of future events. The reader can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “believe(s),” “goal(s),” “target(s),” “estimate(s),” “anticipate(s),” “forecast(s),” “project(s),” “plan(s),” “intend(s),” “expect(s),” “might,” “may” and other words and terms of similar meaning in connection with a discussion of future operating

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financial performance or financial condition. Forward-looking statements, in particular, include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance; actual results could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the Company’s actual future results and financial condition. The reader should consider the following list of general factors that could affect the Company’s future results and financial condition, as well as those discussed under Item 1A., Risk Factors, in the Company’s 2010 Annual Report on Form 10-K.

Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are:

•

The incidence, frequency, and severity of catastrophes occurring in any particular reporting period or geographic concentration, including natural disasters, pandemics and terrorist attacks or other man-made events;

•	The number and severity of insurance claims (including those associated with catastrophe losses) and their impact on the adequacy of loss reserves;

•	Changes in facts and circumstances affecting assumptions used in determining loss and LAE reserves;

•

The impact of inflation on insurance claims, including, but not limited to, the effects attributed to scarcity of resources available to rebuild damaged structures, including labor and materials and the amount of salvage value recovered for damaged property;

•	Changes in the pricing or availability of reinsurance, or in the financial condition of reinsurers and amounts recoverable therefrom;

•	Orders, interpretations or other actions by regulators that impact the reporting, adjustment and payment of claims;

•	Impact of residual market assessments / assessments for insurance industry insolvencies;

•	Changes in industry trends and significant industry developments;

•	Uncertainties related to regulatory approval of insurance rates, policy forms, license applications and similar matters;

•

Developments related to insurance policy claims and coverage issues including, but not limited to, interpretations or decisions by courts or regulators that may govern or influence such issues arising with respect to losses incurred in connection with hurricanes and other catastrophes;

•	Changes in ratings by credit rating agencies, including A.M. Best Co., Inc.;

•	Adverse outcomes in litigation or other legal or regulatory proceedings involving Unitrin or its subsidiaries or affiliates;

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•	Regulatory, accounting or tax changes that may affect the cost of, or demand for, the Company’s products or services;

•

Governmental actions, including, but not limited to, implementation of the provisions of the Patient Protection and Affordable Care Act, the Health Care and Education Reconciliation Act of 2010 and the Dodd-Frank Act, new laws or regulations or court decisions interpreting existing laws and regulations or policy provisions;

•	Changes in distribution channels, methods or costs resulting from changes in laws or regulations, lawsuits or market forces;

•

Changes in laws or regulations governing or affecting the regulatory status of industrial banks, such as Fireside Bank, and their parent companies, including minimum capital requirements and restrictions on the non-financial activities and equity investments of companies that acquire control of industrial banks;

•

Changes in the estimated rates of automobile loan receivables net charge-off used to estimate Fireside Bank’s reserve for loan losses, including, but not limited to, changes in general economic conditions, unemployment rates and the impact of changes in the value of collateral held;

•	The degree of success in effecting an orderly wind-down of the operations of Fireside Bank and the recovery of Unitrin’s investment in Fireside Bank;

•	Changes in general economic conditions, including performance of financial markets, interest rates, unemployment rates and fluctuating values of Company investments;

•	The level of success and costs expended in realizing economies of scale and implementing significant business consolidations and technology initiatives;

•	Heightened competition, including, with respect to pricing, entry of new competitors and the development of new products by new and existing competitors;

•	Increased costs and risks related to data security;

•	Absolute and relative performance of the Company’s products or services; and

•	Other risks and uncertainties described from time to time in Unitrin’s filings with the U.S. Securities and Exchange Commission (“SEC”).

No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. The Company assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Unitrin makes on related subjects in its filings with the SEC.

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Unitrin is a diversified insurance holding company, with subsidiaries that principally provide life, auto, homeowners and other insurance products for individuals and small businesses.

Unitrin’s principal businesses are:

•	Kemper, which provides auto, homeowners and other insurance products to individuals through a network of independent agents,

•	Unitrin Direct, which markets auto, homeowners and renters insurance to consumers via direct mail, the Internet and employer-sponsored employee benefit programs and other affinity relationships,

•

Unitrin Specialty, which provides auto insurance through a network of independent agents and brokers to individuals and small businesses which have had difficulty procuring insurance through traditional channels, usually due to adverse driving records or claim or credit histories, and

•	Life and Health Insurance, which specializes in the sale of life and health insurance products to individuals through a network of employee agents and exclusive, independent agents.

Kemper® is a registered service mark of Unitrin, Inc.

Additional information about Unitrin, including its Annual Report, filings on Forms 10-K, 10-Q and 8-K and its investor supplement, is available by visiting its website (www.unitrin.com).

Unitrin, Inc.

Frank J. Sodaro, (312) 661-4930

investor.relations@unitrin.com

KEYWORD: ILLINOIS

INDUSTRY KEYWORD: INSURANCE BANKING EARNINGS

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